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                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 8, 2001, accompanying the financial statements of Midwest Loan Services, Inc. included in the Form 10-K of University Bancorp, Inc. as of and for the year ended December 31, 2000 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Richard C Woodbury P.C.
RICHARD C WOODBURY P.C.

Houghton, Michigan
October 31, 2001